                                                                                                        Exhibit 11

                         PULASKI FURNITURE CORPORATION AND SUBSIDIARIES
                                COMPUTATION OF EARNINGS PER SHARE

                                                              October 31,         November 1,         November 2
                                                                 1999                1998                1997
                                                            ---------------     ---------------    ----------------
Numerator:
    Net income (loss)                                       $     7,932,171     $     6,397,397    $     (2,422,844)

    Numerator for dilutive earnings
       per share-income available to
       common shareholders after
       assumed conversions                                  $     7,932,171     $     6,397,397    $     (2,422,844)
                                                            ===============     ===============    ================

Denominator:
    Denominator for basic earnings per
       share-weighted average shares                              2,850,281           2,819,838           2,789,628

    Effect of dilutive securities:
       Employee stock options                                         4,238               7,890                   0
       Stock purchase plan                                           18,430              12,348                   0
                                                            ---------------     ---------------    ----------------
    Denominator for dilutive earnings
       per share-adjusted weighted
       average shares after assumed
       conversions                                                2,872,949           2,840,076           2,789,628
                                                            ===============     ===============    ================

Basic earnings (loss) per share                                       $2.78               $2.27              $(0.87)
                                                            ===============     ===============    ================
Dilutive earnings (loss) per share                                    $2.76               $2.25              $(0.87)
                                                            ===============     ===============    ================
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